Exhibit
              No.

             23.2
                                     INDEPENDENT AUDITORS  CONSENT


            The Board of Trustees
            Storage Trust Realty:

We consent to the incorporation by reference in the registration statement on Form S-3 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, on June 6, 1996 relating to the registration statement (No. 333-1576) on Form S-3, in the registration statement (No. 33-92764) on Form S-8 and in the registration statement (No. 333-1576) on Form S-3 of Storage Trust Realty of our report dated May 31, 1996, with respect to the Historical Summary of Combined Gross Revenue and Direct Operating Expenses of the Balcor/Colonial Facilities for the year ended December 31, 1995, which report appears in the Form 8-K of Storage Trust Realty dated May 24, 1996 as filed on June 7, 1996, and to the reference to our firm under the heading Experts in the prospectus supplement.



                                                      KPMG Peat Marwick LLP


            Fort Worth, Texas
            June 7, 1996
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